EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BIOADAPTIVES collaboration with Stanford Professor

PluriPain® studied for pain relief in Gadolinium toxicity patients

Las Vegas, Nevada –Aug 26, 2021. BioAdaptives, Inc. (OTCMkts: BDPT) announced the collaboration with Professor Lorrin Koran, M.D., Stanford Medical Center, Stanford, CA.

Dr. Edward Jacobs, CEO, BioAdaptives, Inc., stated, “Professor Koran, from the Stanford Medical Center Department of Psychiatry and Behavioral Sciences, has embarked on pioneering research to manage the painful symptoms of a recently described, rare disorder. In patients with this disorder, the heavy metal gadolinium, used as a contrast agent in MRI (Magnetic Resonance Imaging) studies, appears to cause troubling, chronic pain. Dr. Koran’s interest in studying our natural supplement formulation, PluriPain®, for its pain relieving, anti-inflammatory and antioxidant effects is another opportunity for BioAdaptives to extend help to those with inflammatory pain. BioAdaptives’ participation is limited to providing PluriPain® for Dr. Koran’s research.”

Dr. Koran noted that together with colleagues at Stanford Medical Center, academic colleagues abroad, and clinician researchers here in the U.S., “We have been seeking to uncover the pathophysiological mechanisms producing the signs and symptoms of a recently described, rare disorder termed ‘Gadolinium Deposition Disease.’ We are also investigating treatments that may relieve patients’ chronic pain and other symptoms. Studies to date suggest that the metal gadolinium, used in MRIs, excites the production of cytokines (chemical messengers) that promote inflammation and sensitize nerves to pain. The metal also interferes with the function of mitochondria, which are the energy factories in our cells.”

About BioAdaptives, Inc.

BioAdaptives, Inc. manufactures and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief; anti-viral activity and immune defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best world-wide sources and utilize proprietary methods of enhancing the bioavailability of nutrients. The products for dogs and horses have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, and pain relief, as well as providing improvements in appearance. Our current product line includes PrimaLungs™, PrimiCell® and PluriPain® for humans and Canine Regen® and Equine Regen® for dogs and horses. Additional human products, to be introduced in the near future, are designed to aid memory, cognition and focus; assist in sleep and fatigue reduction; and improve overall emotional and physical wellness.

BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. It has over 77,000 current shareholders.

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

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BioAdaptives, Inc.

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